SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 21, 2006

FOCUS ENHANCEMENTS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-11860	04-3144936
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1370 Dell Ave., Campbell, CA		95008
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 866-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events

On September 21, 2006, Brett Moyer, President and Chief Executive Officer of Focus Enhancements Inc. (“Focus”), and on September 26, 2006, Mr. Gary Williams, Executive Vice President of Finance and CFO of Focus and Mr. Thomas Hamilton, Executive Vice President and General Manager of Focus’ Semiconductor Group, each adopted a pre-arranged stock trading plan (each a “Plan” and collectively, the “Plans”). The Plans provide for sales of specified share amounts at specified market prices, subject to certain limitations. The Plans were  adopted in accordance with guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all transactions pursuant to the terms of the Plans will be disclosed in filings with the Securities and Exchange Commission in compliance with the rules and regulations under the Exchange Act.  In each case, none of the executives will have control over the timing of stock sales under his respective Plan, and there can be no assurance that any or all of the shares covered by the respective Plan will actually be sold.

Sales pursuant to Mr. Moyer’s Plan may begin 48 hours after Focus’ 2006 third quarter earnings release, tentatively scheduled for the week of November 6, 2006 and will terminate on September 20, 2007, unless otherwise terminated earlier in accordance with the terms of his Plan.

Under Mr. Moyer’s Plan, up to 202,500 shares of Focus common stock may be sold. As of September 21, 2006, Mr. Moyer beneficially owned 313,829 shares of Focus’ common stock and, options to purchase 637,555 shares of Focus’ common stock.

Mr. Williams’ Plan provides for the exercise of stock options at specified market prices and sales of specified share amounts at specified market prices, subject to certain limitations. Sales pursuant to Mr. Williams Plan may begin after November 14, 2006 and will terminate on September 10, 2007, unless otherwise terminated earlier in accordance with the terms of the Plan.

Under Mr. Williams’ Plan, up to 199,750 shares of Focus common stock may be sold. As of September 21, 2006, Mr. Williams beneficially owned 72,611 shares of Focus’ common stock and, options to purchase 310,595 shares of Focus’ common stock.

Mr. Hamilton’s Plan provides for the exercise of stock options at specified market prices and sales of specified share amounts at specified market prices, subject to certain limitations. Sales pursuant to Mr. Hamilton’s Plan may begin after November 15, 2006 and will terminate on September 14, 2007, unless otherwise terminated earlier in accordance with the terms of the Plan.

Under Mr. Hamilton’s Plan, up to 161,000 shares of Focus common stock may be sold. As of September 21, 2006, Mr. Hamilton beneficially owned 168,611 shares of Focus’ common stock and, options to purchase 419,289 shares of Focus’ common stock.

Focus does not undertake to report Rule 10b5-1 plans that may be adopted by any officers or directors in the future, or to report any modifications or termination of any publicly announced trading plan, except to the extent required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOCUS ENHANCEMENTS, INC.

Date: September 27, 2006	By:	/s/ Gary Williams
	Name:	Gary Williams
	Title:	EVP of Finance and CFO